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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 17, 2003

SYNAVANT INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-30822	22-2940965
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3445 Peachtree Road
Suite 1400
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 841-4000
(Registrant's telephone number, including area code)

None.
(Former name or Former Address if
Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

        On March 16, 2003, SYNAVANT Inc. (the "Company") executed a definitive Purchase Agreement with Cegedim S.A. to sell its global interactive marketing business for a total of $43.5 million in cash. The sale is expected to close in either the second or the third quarter of 2003. Additionally, the sale is subject to approval by the Company's shareholders, regulatory approvals and other customary closing conditions.

        The Company issued a press release on March 16, 2003 announcing the signing of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)
EXHIBITS

2.1
Purchase Agreement, dated as of March 16, 2003, by and between Cegedim S.A. and SYNAVANT Inc.

99.1
Press Release, dated March 16, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAVANT INC.
Date: March 17, 2003	/s/ WAYNE P. YETTER
Wayne P. Yetter Chief Executive Officer

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SIGNATURE